                                 EXHIBIT 99.2

                                                         NORTHWEST BANCORP, INC.
                                                                STOCK ORDER FORM
                                 PLEASE READ AND COMPLETE THIS STOCK ORDER FORM.
                     INSTRUCTIONS ARE INCLUDED ON THE REVERSE SIDE OF THIS FORM.


DEADLINE FOR DELIVERY
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10:00 A.M., PENNSYLVANIA TIME, ON ______, 1998
Mail this Stock Order Form in the enclosed reply envelope or hand-deliver to Corry Savings Bank's office. COPIES AND FACSIMILES OF STOCK ORDER FORMS WILL NOT BE ACCEPTED.
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FOR OFFICE USE ONLY
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__________       _______      _______      _______
Date Rec'd       Batch #      Order #      Deposit
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(1) AMOUNT OF STOCK
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                           COMMON STOCK SUBSCRIPTION

ENTER THE DOLLAR AMOUNT OF COMMON STOCK FOR WHICH YOU WOULD LIKE TO SUBSCRIBE:
$________.

THE MINIMUM PURCHASE IS $500.00. THE MAXIMUM PURCHASE IN THE OFFERING IS $________ FOR ANY PERSON, TOGETHER WITH ASSOCIATES, OR A GROUP ACTING IN CONCERT; HOWEVER, THIS LIMIT MAY BE INCREASED OR DECREASED, AS DESCRIBED IN THE PROSPECTUS. PLEASE REFER TO THE PROSPECTUS SECTION ENTITLED "THE STOCK OFFERING" FOR A DESCRIPTION OF PURCHASE LIMITATIONS AND PROCEDURES FOR ALLOCATION OF SHARES IN THE EVENT OF OVERSUBSCRIPTION.


                               NUMBER OF SHARES

EACH SUBSCRIBER WILL RECEIVE AS MANY WHOLE SHARES OF COMMON STOCK AS ARE PERMITTED TO BE PURCHASED WITH THE AMOUNT OF FUNDS SUBMITTED. AT THE CONCLUSION OF THE OFFERING, ANY APPLICABLE REFUND (OR RELEASE OF FUNDS DESIGNATED FOR WITHDRAWAL FROM DEPOSIT ACCOUNTS) WILL BE MADE. AFTER THE CONCLUSION OF THE OFFERING, PURCHASERS OF COMMON STOCK IN THE OFFERING WILL BE NOTIFIED OF THE NUMBER OF SHARES RECEIVED AND THE APPLICABLE PURCHASE PRICE PER SHARE, WHICH WILL BE DETERMINED BASED ON MARKET AND FINANCIAL CONDITIONS AT THE CONCLUSION OF THE OFFERING. THE PURCHASE PRICE IS EXPECTED TO BE WITHIN A RANGE OF $_____ TO $_____ PER SHARE OR $_____ TO $_____ PER SHARE FOR ELIGIBLE ACCOUNT HOLDERS. IF THE PRICE IS OUTSIDE THE RANGE, SUBSCRIBERS WILL BE RESOLICITED AND GIVEN THE OPPORTUNITY TO INCREASE, DECREASE OR RESCIND THEIR ORDER(S) OF COMMON STOCK. PLEASE REFER TO THE PROSPECTUS SECTION ENTITLED "THE STOCK OFFERING" FOR A DETAILED DISCUSSION OF THE DETERMINATION OF THE PURCHASE PRICE PER SHARE.
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(2)  METHOD OF PAYMENT (WIRES WILL NOT BE ACCEPTED.)
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[ ]  Enclosed is a check or money order payable to CORRY SAVINGS BANK for
     $______________.

[ ] I authorize withdrawal(s) from the Corry Savings Bank savings or certificate account(s)* listed below, and I understand that the amounts will not otherwise be available to me during the Offering period. (THERE IS NO EARLY WITHDRAWAL PENALTY FOR THE PURCHASE OF STOCK.)

               Account Number(s)                Amount(s)
               -----------------                ---------

     ___________________________________     $_____________

     ___________________________________     $_____________

     ___________________________________     $_____________

     ___________________________________     $_____________

     ___________________________________     $_____________

TOTAL WITHDRAWAL:                            $_____________

* You may NOT indicate withdrawal from checking or money market accounts.
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(3)  PURCHASER INFORMATION
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[ ]  Check here if you are a Corry Savings Bank or Northwest Bancorp, Inc.
     Corporation director, officer, trustee or employee, or a member of their immediate household.

Check the box which applies:

(a) [ ] Eligible Account Holder - Check here if you were a depositor with at least $50 at Corry Savings Bank on 3/31/96. List below all account(s) you had at that date.

(b) [ ] Supplemental Eligible Account Holder - Check here if you were NOT a depositor on 3/31/96, but you were a depositor with at least $50 at Corry Savings Bank on 6/30/98. List below all account(s) you had at that date.

(c) [ ] Check here if you were not a Corry Savings Bank depositor with at least $50 on deposit on either 3/31/96 or 6/30/98.

                 ACCOUNT TITLE                  ACCOUNT NUMBER(S)
                 -------------                  -----------------

(NAME(S) ON THE ELIGIBILITY DATE


_________________________________      _________________________________

_________________________________      _________________________________

_________________________________      _________________________________


            IF ADDITIONAL SPACE IS NEEDED, ATTACH A SEPARATE PAGE.
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(4)  STOCK REGISTRATION (PLEASE PRINT CLEARLY - THIS INFORMATION WILL BE USED
                         --------------------
FOR SUBSEQUENT MAILINGS AND REGISTRATION OF STOCK CERTIFICATES. MAKE SURE THE INFORMATION IS COMPLETE AND LEGIBLE. IF REGISTERING SHARES IN MORE THAN ONE NAME, LIST ADDRESS AND PHONE NUMBER OF THE FIRST PERSON NAMED).
                                           ------
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
----------------------------------------- ---------------------------------------------------------------------
(First Name, Middle Initial, Last Name)    Social Security No./Tax ID# (certificate will show only this number)
----------------------------------------- ---------------------------------------------------------------------
(First Name, Middle Initial, Last Name)    Social Security No./Tax ID#
----------------------------------------- ---------------------------------------------------------------------
(Street Address)                           (Daytime Phone Number)
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(City, State, Zip Code)                    (Evening Phone Number)
----------------------------------------- ---------------------------------------------------------------------

(5) FORM OF STOCK OWNERSHIP (CHECK ONE - SEE REVERSE SIDE OF THIS STOCK ORDER FORM FOR OWNERSHIP
 DEFINITIONS)
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[ ]  Individual                  [ ] Joint Tenants  [ ] Tenants in Common                            [ ]  Uniform Transfer to Minors

[ ]  IRA (for broker use only)   [ ] Corporation    [ ] Fiduciary (Under Agreement Dated___, 199__)  [ ] Other  ______________
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


(6) NASD AFFILIATION (CHECK AND INITIAL ONLY IF APPLICABLE.)
                                        ----
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[ ] Check here and initial below if you are a member of the NASD ("National
Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.

________ (Please initial)
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(7) ACKNOWLEDGMENT, CONSENT TO MERGER AND SIGNATURE  (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated _________, 1998, and I(we)
have read the terms and conditions described therein (including the section entitled "Risk Factors"). I(we) understand that this order may not be modified
                                                            -------
or withdrawn without the consent of Northwest Bancorp, Inc.. I(we) hereby certify that the common stock shares subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding subsequent sale or transfer of such shares, and I(we) confirm that my(our) order does not conflict with the purchase limitations in the Plan of Merger and Stock Issuance Plan. I(we) acknowledge that the common stock is not a deposit account, is not insured by the FDIC and is not guaranteed by Corry Savings Bank, Northwest Bancorp, Inc. or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding. (Cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please sign and date this form.   ONLY ONE SIGNATURE IS REQUIRED, UNLESS
                                  --------------------------------------
AUTHORIZING A WITHDRAWAL FROM A CORRY SAVINGS BANK DEPOSIT ACCOUNT REQUIRING
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MORE THAN ONE SIGNATURE TO WITHDRAW FUNDS.   If signing as a custodian,
------------------------------------------
corporate officer, etc., please include your full title.


____________________________________________________      _____________________
Signature                    Title (if applicable)                Date


____________________________________________________      _____________________
Signature                    Title (if applicable)                Date



THIS ORDER NOT VALID UNLESS SIGNED -  RETAIN A COPY OF THIS FORM FOR YOUR
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RECORDS
-------

QUESTIONS? Please call (814) ___-____ or (800) ___-____ from 9:00 a.m. to
4:00 p.m., Monday-Friday Stock Information Center: At Corry Savings Bank's headquarters - 150 North Centre Street, Corry, Pennsylvania.
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                                                                          (OVER)

            STOCK ORDER FORM INSTRUCTIONS  (PLEASE READ CAREFULLY)
            ------------------------------------------------------



(1) NUMBER OF SHARES -- Indicate the number of shares of Northwest Bancorp, Inc.
    ----------------
common stock that you wish to purchase and indicate the amount due. The minimum purchase is $500. No individual person may purchase more than $__________ in the Offering (which consists of the Subscription, Community and Syndicated Community Offerings). There is also a group purchase limitation whereby no person, together with his/her associates or group of persons acting in concert, may purchase more than $_____ million in the Offering. The categories of the Offering are described in the Prospectus section entitled "The Offering". Northwest Bancorp, Inc. reserves the right to accept or reject orders placed in the Community and Syndicated Community Offerings.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order
    -----------------
payable to Corry Savings Bank. Funds received will be cashed immediately. You will earn interest at Corry Savings Bank's passbook rate (currently ___%) from the time funds are received until the Offering is consummated. You may pay for your shares by withdrawal from your Corry Savings Bank savings or certificate account(s). Designate the account number(s) and the amount(s) to be withdrawn. You may not designate withdrawals from checking or money market accounts. Funds designated will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated, however the funds will continue to earn interest at the contractual rate. CONTACT THE STOCK INFORMATION CENTER BY ___________ IF YOU INTEND TO USE YOUR CORRY SAVINGS BANK IRA OR KEOGH FUNDS (OR ANY OTHER SUCH FUNDS) TO MAKE YOUR STOCK PURCHASE.

(3) PURCHASER INFORMATION -- Check the applicable box.  This information is
    ---------------------
important because eligibility dates are utilized to prioritize orders in the event that we receive orders for more than the available amount of stock. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. See the section of the Prospectus entitled "The Offerings" for an explanation of how shares will be allocated in the event the Offering is oversubscribed. FAILURE TO CORRECTLY AND FULLY COMPLETE THIS SECTION COULD
                 ----------------------------------------------------------
RESULT IN A LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION.
--------------------------------------------------------

(4) STOCK REGISTRATION -- Please CLEARLY PRINT the name(s) and address in which
    ------------------
you want the stock certificate registered and mailed.   Isubscription rights are
nontransferable and are void at the end of the Subscription Offering. If you are exercising subscription rights by purchasing in the Subscription Offering as a Corry Savings Bank (i) eligible depositor as of 3/31/96 or (ii) eligible depositor as of 6/30/98, you must register the stock in the name of at least one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or
-------
were account holders at a later eligibility date than yourself, may result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER STOCK ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax
    -----
purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP --  Please check the one type of ownership
    -----------------------
applicable to your registration.  An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK
                       --------------------------------

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of Seacoast Financial Services Corporation stock certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:

INDIVIDUAL:    Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.

               JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

               TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

UNIFORM        Stock may be held in the name of a custodian for a minor under
TRANSFER       the Uniform Transfers to Minors laws of the individual states.
TO MINORS:     There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform
               Transfers to Minors Act will be abbreviated:

                    JOHN P. JONES CUST SUSAN A. JONES

                    UNIF TRAN MIN ACT MA

FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:

               1. The name(s) of the fiduciary(ies):

               If an individual, list the first given name, middle initial and last name.

               If a corporation, list the corporate title

               If an individual and a corporation, list the corporation's title before the individual.

               2. The fiduciary capacity: Administrator, Conservator, Committee, Executor, Trustee, Personal Representative, Custodian

               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

               5. One of the following:

               The name of the maker, donor or testator or

               The name of the beneficiary

               Example of Fiduciary Ownership:

               JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH

               UNDER AGREEMENT DATED 6/9/74


(6)  NASD AFFILIATION -- Check the box and initial, if applicable.
     ----------------

(7)  ACKNOWLEDGMENT-- Stock Order Forms submitted without a signature will not
     --------------
be accepted. Only one signature is required, unless the method of payment section of this form includes authorization to withdraw from a Compass Bank account requiring more than one signature for withdrawal. If signing as a custodian, trustee, corporate officer, etc., please include your title. NOTE: If exercising a Power of Attorney, you must submit a copy of the POA agreement with this form.


THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED OR GUARANTEED. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL INVESTED.

QUESTIONS? Please call (814) ___-____ or (800) ___-____ from 9:00 a.m. to
4:00 p.m., Monday-Friday Stock Information Center: At Corry Savings Bank's headquarters - 150 North Centre Street, Corry, Pennsylvania.